J. KENNETH BLACKWELL
                               SECRETARY OF STATE

                             EXHIBIT TO AMENDMENT TO
                             REPORT OF OPERATION OF
                                 BUSINESS TRUST

              Amendment to or Amended Business Trust Instrument of
                                    IPS Funds
                 ----------------------------------------------
                            (name of business trust)

                 ----------------------------------------------
                      (business trust registration number)


Gregory  D'Amico , Trustee of the above named business trust  certifies that the
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Business  Trust  Instrument  filed as an exhibit to the Report of Operation of a
Business Trust has been amended pursuant to section 1746.07 of the Ohio Revised Code as follows: (Language below should indicate whether changes are in addition to provisions of trust instrument or supersede existing provisions. Refer to trust provisions specifically by number when reporting individual changes or attach and incorporate by reference amended business trust instrument with language that it supersedes all existing business trust instruments filed on behalf of the business trust)

        The IPS Funds Declaration of Trust is amended by the addition of the following Section 4.2B:

        SECTION 4.2B. ABOLISHMENT OF THE DYNAMIC STYLE ROTATION FUND SERIES BY THE BOARD OF TRUSTEES. The Trustees hereby abolish the Series of Shares designated the "Dynamic Style Rotation Fund."

    IN WITNESS WHEREOF, the above named trustee, acting for and on behalf of the business trust, has subscribed his or her name on 03.06.00 (date)

                                     By:  /s/ Gregory D'Amico
                                        ---------------------------
                                               (Trustee)

                                     Name:    Gregory D'Amico
                                          -------------------------


AN EXECUTED COPY OR A TRUE AND CORRECT COPY OF THIS AMENDMENT TO OR AMENDED BUSINESS TRUST INSTRUMENT MUST BE ATTACHED AS AN EXHIBIT TO AN AMENDMENT TO REPORT OF OPERATION OF A BUSINESS TRUST AND CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS, BEFORE IT CAN BE FILED IN THE OFFICE OF THE SECRETARY OF STATE.
(Ohio Revised Code Ann. section 1746.04)

                                    IPS FUNDS

         The undersigned, being all of the trustees of IPS Funds (the "Trust"), do hereby consent to the taking of, and do hereby take, the following actions pursuant to the Trust's Declaration of Trust (the "Declaration of Trust"):

AMENDMENT NO. 3 TO DECLARATION OF TRUST

         WHEREAS, under Sections 4.1 and 7.3 of the IPS Funds' Declaration of Trust, the Trustees have the authority from time to time to abolish a series or sub-series of shares in the event that there are no shares outstanding in such series or sub-series; and

         WHEREAS, as of November 30, 1999 there remain no shares outstanding in the "Dynamic Style Rotation Fund" series of shares (the "DSR Fund") of the Trust; and

         WHEREAS, under Section 4.1 of the Declaration of Trust, the abolishment or a series of shares is effective upon the execution by a majority of the then Trustees of an instrument setting forth such abolishment, each such instrument having the status of an amendment to this Declaration of Trust;

         NOW, THEREFORE, BE IT RESOLVED, that the Trustees hereby abolish the series of shares in the DSR Fund; and

         FURTHER RESOLVED, that the amendment to the Declaration of Trust adopted hereby shall be effective immediately upon the execution of these resolutions by a majority of the Trustees of the Trust; and

         FURTHER RESOLVED, that the Trust's Board of Trustees authorizes, empowers and directs the officers of the Trust to execute any and all agreements, instruments, certificates and other documents necessary or advisable to carry out the intent of the foregoing resolutions, including but not limited to the filing of Amendment No. 3 to the Declaration of Trust attached hereto as Exhibit A with the appropriate official of the State of Ohio and the books and
---------
minutes of the Trust.

         IN WITNESS WHEREOF, the foregoing resolutions have been executed effective as of November 30, 1999.


/s/ Greg D'Amico                             /s/ Robert Loest
------------------------------               -----------------------------------
Gregory D. Amico                             Robert Loest


/s/ Woodrow Henderson                        /s/ Veenita Bisaria
------------------------------               -----------------------------------
Woodrow Henderson                            Veenita Bisaria


/s/ Billy Wayne Stegall, Jr.
------------------------------
Billy Wayne Stegall, Jr.